                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Check the appropriate box:

/X/ Preliminary Information Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))

/ / Definitive Information Statement

                 RiverSource International Managers Series, Inc.
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                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

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(4)  Date Filed:

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

                                                  (RIVERSOURCE INVESTMENTS LOGO)

              RIVERSOURCE PARTNERS INTERNATIONAL SELECT VALUE FUND
                     901 MARQUETTE AVENUE SOUTH, SUITE 2810
                           MINNEAPOLIS, MN 55402-3268

INFORMATION STATEMENT

  NOTICE OF SUBADVISER CHANGE

     This information statement mailed on or about           , 2008, is being
provided to the shareholders of RiverSource Partners International Select Value Fund (formerly known as RiverSource International Select Value Fund (the "Fund"), a series of RiverSource International Managers Series, Inc., in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Fund received from the Securities and Exchange Commission (the "SEC"). This exemptive order permits RiverSource Investments, LLC ("RiverSource Investments" or the "Investment Manager"), subject to approval of the Fund's Board of Directors (the "Board"), to select a subadviser (or subadvisers) which RiverSource Investments believes is best suited to achieve the Fund's investment objective.

     THIS INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY AND NO ACTION IS REQUESTED ON YOUR PART. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE FUND AND ITS MANAGEMENT AGREEMENT

     RiverSource Investments, located at 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, serves as investment manager to the Fund pursuant to an Investment Management Services Agreement (the "IMS Agreement") dated April 10, 2008. The Fund currently has three subadvisers. Under the IMS Agreement, RiverSource Investments monitors the performance of subadvisers on an ongoing basis. Factors it considers with respect to each subadviser are, among others: the qualifications of the subadviser's investment personnel, its investment philosophy and process, and its long-term performance results (the "Subadviser Factors"). As compensation for its services, RiverSource Investments receives a management fee from the Fund and, from this management fee, RiverSource Investments pays each subadviser a subadvisory fee.

     Each subadviser serves pursuant to a separate subadvisory agreement (each a "Subadvisory Agreement") under which the subadviser manages the portion of the investment portfolio allocated to it by RiverSource Investments, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of the subadviser may execute portfolio transactions for a Fund and receive brokerage commissions in connection with those transactions as permitted by Section 17(e) of the Investment Company Act of 1940, as amended (the "1940 Act"), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services, provided that the subadviser's procedures are consistent with Fund and RiverSource Investments' policies.

MONDRIAN INVESTMENT PARTNERS LIMITED AND TRADEWINDS GLOBAL INVESTORS, LLC AND THE NEW SUBADVISORY AGREEMENTS

     Prior to August 18, 2008, AllianceBernstein L.P. ("AllianceBernstein") served as the sole subadviser managing the Fund's assets. At a meeting of the Board on June 10-11, 2008, the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the "Independent Directors"), approved the recommendation of RiverSource Investments to hire Mondrian Investment Partners Limited ("Mondrian") and Tradewinds Global Investors, LLC ("Tradewinds"), adding Mondrian and Tradewinds as subadvisers to the Fund, and approving a subadvisory agreement with each of Mondrian and Tradewinds (the "Mondrian and Tradewinds Subadvisory Agreements").

     The recommendation to hire Mondrian and Tradewinds to serve with AllianceBernstein as subadvisers to the Fund was made by RiverSource Investments in the ordinary course of its ongoing evaluation of the subadvisers, including in particular, taking into account AllianceBernstein's limited capacity to manage additional assets in the Fund. Importantly, the recommendation to hire Mondrian and Tradewinds to manage a portion of the Fund's assets was based on an evaluation of the Subadviser Factors, among others, including RiverSource Investments' analysis that the investment strategies of Mondrian and Tradewinds are complimentary with the Fund's other subadviser, AllianceBernstein.

     Under the IMS Agreement, the Fund pays RiverSource Investments a fee as follows:

ASSETS (BILLIONS)                                      ANNUAL RATE AT EACH ASSET LEVEL
-----------------                                      -------------------------------
First $0.25..........................................               0.900%
Next 0.25............................................               0.875
Next 0.25............................................               0.850
Next 0.25............................................               0.825
Next 1.00............................................               0.800
Over 2.00............................................               0.775


     The table above represents the fee paid by the Fund to RiverSource Investments. RiverSource Investments, in turn, pays Mondrian, Tradewinds and AllianceBernstein a fee out of its own assets, calculated at the following annual rates on Fund assets managed by the subadvisers:

     - AllianceBernstein: 0.65% on the first $75 million, reducing to 0.30% as assets increase.

     - Mondrian:  0.70% on all assets.

     - Tradewinds: 0.50% on the first $250 million, reducing to 0.40% as assets increase.

     The AllianceBernstein Subadvisory Agreement is unchanged as a result of this transition. Other than the different fee schedules, there are no material differences affecting the Fund or its shareholders with respect to the Mondrian and Tradewinds Subadvisory Agreements, compared to the AllianceBernstein Subadvisory Agreement.

INFORMATION ABOUT MONDRIAN

     Mondrian is organized under the laws of England and Wales as a limited liability company. As of June 30, 2008, the total assets under management by Mondrian were approximately $61.716 billion. Mondrian's principal offices are located at 10 Gresham Street, 5(th) Floor, London, United Kingdom EC2V7JD.

     Mondrian is ultimately controlled by a partnership of senior management and private equity funds sponsored by Hellman & Friedman, LLC, an independent private equity firm. Mondrian is currently 61% owned by approximately 70 of its senior employees, including the majority of investment professionals, senior client service officers, and senior operations personnel through Atlantic Value Investment Partnership LP, and 39% owned by private equity funds sponsored by Hellman & Friedman, LLC. The private equity funds sponsored by Hellman & Friedman LLC are passive, non-controlling minority investors in Mondrian and do not have day-to-day involvement in the management of Mondrian.

     The following table provides information on the principal executive officers and directors of Mondrian.

                                   TITLE AND PRINCIPAL
NAME                                   OCCUPATION                       ADDRESS
----                          ----------------------------   ----------------------------
Desmond, Elizabeth, Anne....  Chief Investment Officer       10 Gresham Street, 5th
                              International                  Floor,
                              Equities/Director              London, United Kingdom
                                                             EC2V7JD
Emberson, John..............  Director/Chief Operating       10 Gresham Street, 5th
                              Officer                        Floor,
                                                             London, United Kingdom
                                                             EC2V7JD
Gillmore, Clive, Ashley.....  Chief Executive                10 Gresham Street, 5th
                              Officer/Director               Floor,
                                                             London, United Kingdom
                                                             EC2V7JD
Kirk, John..................  Director/Global Fixed Income   10 Gresham Street, 5th
                              and Currency                   Floor,
                                                             London, United Kingdom
                                                             EC2V7JD
May, Nigel, Grenville.......  Chief Investment Officer       10 Gresham Street, 5th
                              Global Equities/Director       Floor,
                                                             London, United Kingdom
                                                             EC2V7JD
Moth, Christopher, Anthony..  Director/Chief Investment      10 Gresham Street, 5th
                              Officer Fixed Income           Floor,
                                                             London, United Kingdom
                                                             EC2V7JD
Parker, Hamish, O...........  Director                       10 Gresham Street, 5th
                                                             Floor,
                                                             London, United Kingdom
                                                             EC2V7JD
Tilles, David, George.......  Executive Chairman/Director    10 Gresham Street, 5th
                                                             Floor,
                                                             London, United Kingdom
                                                             EC2V7JD
Barrett, John, Lloyd........  Chief Compliance Officer       10 Gresham Street, 5th
                                                             Floor,
                                                             London, United Kingdom
                                                             EC2V7JD
Goss, Jane, Scott...........  General Counsel/Company        10 Gresham Street, 5th
                              Secretary                      Floor,
                                                             London, United Kingdom
                                                             EC2V7JD


OTHER FUNDS WITH SIMILAR INVESTMENT OBJECTIVES MANAGED BY MONDRIAN

                                              ASSETS
NAME                                   AS OF OCT. 31, 2007            MANAGEMENT FEE
----                                   -------------------   --------------------------------
Laudus International Market Masters
  Fund                                    $2,297 million     0.575% on the first $850 million
                                                             0.550% thereafter

INFORMATION ABOUT TRADEWINDS

     Tradewinds is organized under the laws of the state of Delaware as a limited liability company. As of July 31, 2008, Tradewinds had approximately $29.6 billion in assets under management. Tradewinds' principal offices are located at 2049 Century Park East, 20(th) Floor, Los Angeles, CA 90067-3120.

     Tradewinds is a subsidiary of Nuveen Investments, Inc. Nuveen Investments is a wholly-owned subsidiary of Windy City Investments, Inc. ("Windy City") a corporation formed by investors led by Madison Dearborn Partners, LLC ("MDP"), a private equity investment firm. Windy City and MDP are located at Three First National Plaza, 46th Floor, Chicago, IL 60602.

     The following table provides information on the principal executive officers and directors of Tradewinds.

                               TITLE AND PRINCIPAL
NAME                                OCCUPATION                   ADDRESS
----                           -------------------               -------
Mendez, Michael,            President & Executive       2049 Century Park
  Casares................   Managing Director           East, 20th Floor,
                                                        Los Angeles, CA 90067
Iben, David, Bernhard....   Chief Investment Officer    2049 Century Park
                            & Executive Managing        East, 20th Floor,
                            Director                    Los Angeles, CA 90067
Hechmer, Paul, James.....   Executive Managing          2049 Century Park
                            Director, Executive         East, 20th Floor,
                            Committee Member,           Los Angeles, CA 90067
                            Portfolio Manager
Crist, Jane, Katz........   Chief Compliance Officer    2049 Century Park
                                                        East, 20th Floor,
                                                        Los Angeles, CA 90067
Lawton, Constance,          Chief Operating Officer     2049 Century Park
  Grace..................                               East, 20th Floor,
                                                        Los Angeles, CA 90067


OTHER FUNDS WITH SIMILAR INVESTMENT OBJECTIVES MANAGED BY TRADEWINDS

                                             ASSETS
NAME                                  AS OF JULY 31, 2008             MANAGEMENT FEE
----                                  -------------------   ---------------------------------
Activa International Fund...........      $ 22,680,884      0.65% on the first $50 million;
                                                            0.55% on assets over $50 million
ING International Value Choice
  Fund..............................        82,676,481      0.50% on all assets
Northern Trust Multi-Manager
  International Equity Fund.........       437,345,608      0.55% on the first $100 million;
                                                            0.50% on the next $150 million;
                                                            0.45% on assets over $250 million
Tradewinds International Value
  Fund..............................       913,407,832      0.65% on all assets


BOARD CONSIDERATIONS

     At the June 10-11, 2008 in-person Board meetings (the "June 2008 meeting"), independent legal counsel to the Independent Directors reviewed with the Independent Directors various factors relevant to the Board's consideration of the Mondrian and Tradewinds Subadvisory Agreements and the Board's legal responsibilities related to such consideration. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Directors, approved each of the Mondrian and Tradewinds Subadvisory
Agreements:

     Nature, Extent and Quality of Services Provided by Mondrian and
Tradewinds: The Board considered Mondrian's and Tradewinds' organizations, including their favorable history, reputation, qualification and background, as well as the qualifications of their personnel, and their compliance programs. The Board specifically took into account Mondrian's and Tradewinds' investment processes, evaluating how the proposed subadvisers would complement AllianceBernstein. The Board also discussed the acceptability of the terms of the Mondrian and Tradewinds Subadvisory Agreements, noting the substantial similarity to the terms of the AllianceBernstein Subadvisory Agreement. The Board also discussed Mondrian's and Tradewinds' back-office, compliance and operational capabilities. Based on the foregoing, and based on other information received (both oral and written, including the information on investment performance referenced below) and other considerations, the Board concluded that Mondrian and Tradewinds were each in a position to provide a high quality of service to the Fund.

     Investment Performance of Mondrian and Tradewinds: For purposes of evaluating the nature, extent and quality of services provided under the Mondrian and Tradewinds Subadvisory Agreements, the Board carefully reviewed Mondrian's and Tradewinds' strong performance history. In this regard, the Board accorded weight to certain of Mondrian's and Tradewinds' other similarly managed accounts, strong performance history (versus appropriate benchmarks). The Board concluded that, in light of the market conditions, Mondrian and Tradewinds performed favorably.

     Costs of Services Provided: The Board reviewed the proposed level of subadvisory fees, noting that the proposed fees would be paid by RiverSource Investments and would not impact the fees paid by the Fund. Additionally, the Board observed that the proposed fee level for Tradewinds was comparable to that charged by AllianceBernstein, and the proposed fee level for Mondrian was slightly higher than that charged by AllianceBernstein. The Board concluded that the proposed subadvisory fees were reasonable.

     Profitability and Economies of Scale to be Realized: The Board recognized that, because Mondrian's and Tradewinds' fees would be paid by RiverSource Investments and not the Fund, the analysis of economies of scale and profitability was more appropriate in the context of the Board's consideration of the IMS Agreement, which was separately considered and renewed in its April 9-10, 2008 meeting.

     Based on the foregoing, the Board, including all of the Independent Directors, concluded that the fees payable under the Mondrian and Tradewinds Subadvisory Agreements were fair and reasonable in light of the proposed services to be provided. In reaching this conclusion, no single factor was determinative.

     For a mutual fund managed by multiple subadvisers such as the Fund, RiverSource Investments, subject to the oversight of the Board, decides the proportion of Fund assets to be managed by each subadviser, and may change these proportions at any time. Prior to August 18, 2008, 100% of the Fund's assets were managed by AllianceBernstein.

     As of August 18, 2008, the Fund's assets are managed as follows:

                                                 ALLIANCEBERNSTEIN   MONDRIAN   TRADEWINDS
                                                 -----------------   --------   ----------
RiverSource Partners International Select Value
  Fund.........................................          89%             3%          8%


     It is currently expected that by December 2008, the Fund's assets will be managed as follows:

                                                 ALLIANCEBERNSTEIN   MONDRIAN   TRADEWINDS
                                                 -----------------   --------   ----------
RiverSource Partners International Select Value
  Fund.........................................          65%            10%         25%


ADDITIONAL INFORMATION ABOUT THE FUND

     In addition to acting as the Fund's investment manager, RiverSource Investments and its affiliates also receive compensation for providing other services to the Fund.

  ADMINISTRATOR

     Ameriprise Financial, Inc., located at 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, serves as the administrator of the Fund.

  PRINCIPAL UNDERWRITER

     RiverSource Distributors, Inc., located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474, a wholly-owned subsidiary of Ameriprise Financial, Inc., serves as the principal underwriter and distributor of the Fund.

  TRANSFER AGENT

     RiverSource Service Corporation, located at 734 Ameriprise Financial Center, Minneapolis, MN 55474, provides or compensates others to provide transfer agency services to the Fund.

  CUSTODIAN

     Ameriprise Trust Company, located at 200 Ameriprise Financial Center, Minneapolis, MN 55474, provides custody services to all but a limited number of the RiverSource funds, for which U.S. Bank National Association, The Bank of New York or JPMorgan Chase Bank, N.A. provide custody services.

FINANCIAL INFORMATION

     The Fund's most recent annual report and semiannual report are available on request, without charge, by writing to 734 Ameriprise Financial Center, Minneapolis, Minnesota 55474 or calling (888) 791-3380, or via the Fund's website at www.riversource.com.

RECORD OF BENEFICIAL OWNERSHIP

     For the Fund, as of August 31, 2008, clients of Charles Schwab & Co., a brokerage firm, held 19.33% of Class A shares; Portfolio Builder Aggressive Fund held 18.67% of Class I shares; Portfolio Builder Moderate Fund held 22.36% of Class I shares; Portfolio Builder Moderate Aggressive Fund held 31.55% of Class I shares; Portfolio Builder Moderate Conservative Fund held 5.77% of Class I shares; Portfolio Builder Total Equity Fund held 20.05% of Class I shares; and Charles Schwab held 98.46% of Class R4 shares.

     As of August 31, 2008, Board members and officers of the Fund as a group owned less than 1% of the outstanding shares of the Fund.

SHAREHOLDER PROPOSALS

     The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.

(RIVERSOURCE INVESTMENTS   RiverSource Partners International Select Value
  LOGO)                    Fund
                           734 Ameriprise Financial Center
                           Minneapolis, MN 55474



                                                               S-6242-2 A ( /08)